HAMILTON LANE INCORPORATED REPORTS STRONG FOURTH FISCAL QUARTER AND FISCAL YEAR 2025 RESULTS, WITH MANAGEMENT AND ADVISORY FEES GROWING BY 14% AND ASSETS UNDER MANAGEMENT GROWING BY 11% YEAR-OVER-YEAR

CONSHOHOCKEN, PENN. – May 29, 2025 – Leading private markets asset management firm Hamilton Lane Incorporated (Nasdaq: HLNE) today reported its results for the fourth fiscal quarter and full fiscal year ended March 31, 2025.

FISCAL YEAR 2025 HIGHLIGHTS

•Assets under management – Total assets under management of $138 billion grew 11% year-over-year. Fee-earning assets under management increased 10% to $72 billion over the same period.

•Revenue – Management and advisory fees increased 14% to $513.9 million for fiscal 2025.

•Carried Interest – Unrealized carried interest balance of $1.3 billion was up 3% year-over-year.

•Earnings per share – GAAP EPS of $5.41 on $217.4 million of GAAP net income for fiscal 2025.

•Dividend – Declared a quarterly dividend of $0.54 per share of Class A common stock to record holders at the close of business on June 20, 2025 that will be paid on July 7, 2025. The target full-year dividend of $2.16 represents a 10% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its fourth quarter and full fiscal year 2025 results, which can be accessed on the Company’s Shareholders website at https://shareholders.hamiltonlane.com/.

Conference Call
Hamilton Lane will discuss fourth quarter and full fiscal year 2025 results in a webcast and conference call today, Thursday, May 29, 2025, at 11:00 a.m. Eastern Time.

For access to the live event via the webcast, visit Hamilton Lane’s Shareholders website (https://shareholders.hamiltonlane.com/) at least 15 minutes prior to the start of the call. This feature will be in listen-only mode.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Shareholders page of Hamilton Lane’s website.

About Hamilton Lane
Hamilton Lane (Nasdaq: HLNE) is one of the largest private markets investment firms globally, providing innovative solutions to institutional and private wealth investors around the world. Dedicated exclusively to private markets investing for more than 30 years, the firm currently employs approximately 760 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has $957.8 billion in assets under management and supervision, composed of $138.3 billion in discretionary assets and $819.5 billion in non-discretionary assets, as of March 31, 2025. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on LinkedIn: https://www.linkedin.com/company/hamilton-lane/.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, competition in our industry, changes in our regulatory environment and tax status; difficult or volatile market conditions; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our exposure and that of our clients and investors to the credit risks of financial institutions at which we and they hold accounts; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with introducing new types of investment structures, products or services or entering into strategic partnerships; our ability to manage redemption or repurchase rights in certain of our funds; our ability to manage, identify and anticipate risks we face; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in our subsequent reports filed from time to time with the Securities and Exchange Commission, including our upcoming Annual Report on Form 10-K for fiscal 2025. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Shareholder Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 240 888 4078

Fiscal Year 2025 Fourth Quarter and Full Year Results May 29, 2025

2Hamilton Lane | Global Leader in the Private Markets Today's Speakers Erik Hirsch Co-CEO Jeff Armbrister Chief Financial Officer John Oh Head of Shareholder Relations

3Hamilton Lane | Global Leader in the Private Markets Business Performance Financial Results Dividend • Assets under management and fee-earning assets under management were $138 billion and $72 billion, respectively, as of March 31, 2025, increases of 11% and 10%, respectively, compared to March 31, 2024 • Management and advisory fees increased 14% compared to fiscal 2024 USD in millions except per share amounts Q4 FY25 FY25 vs. FY24 Management and advisory fees $127.8 $513.9 14 % GAAP net income $50.5 $217.4 54 % GAAP EPS $1.23 $5.41 47 % Adjusted net income1 $66.1 $273.7 29 % Non-GAAP EPS1 $1.21 $5.04 29 % Fee Related Earnings1 $90.3 $276.5 34 % Adjusted EBITDA1 $101.7 $366.1 34% • Declared a quarterly dividend of $0.54 per share of Class A common stock to record holders at the close of business on June 20, 2025 1Adjusted net income, non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 20 and 21 of this presentation. Fee Related Earnings in prior periods have been recast. For more information, see pages 20 and 21 of this presentation. Period Highlights Period Highlights

4Hamilton Lane | Global Leader in the Private Markets Total Assets Under Management/Advisement ($B) Total AUA Total AUM 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 3/31/25 $0 $200 $400 $600 $800 $1,000 Y-o-Y Growth AUM: 11 % AUA: 3% $958B AUM & AUA 1 CAGR: 18% $6 $7 $11 $13 $16 $19 $22 $24 $30 $32 $35 $40 $50 $59 $66 $76 $98 $108 $36 $51 $77 $79 $95 $81 $129 $147 $147 $189 $205 $292 $374 $410 $422 $581 $753 $724 $819 $138 Growing Asset Footprint & Influence 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. $120 $783 $821 $135

5Hamilton Lane | Global Leader in the Private Markets Y-o-Y Drivers of Growth Total Fee-Earning Assets Under Management ($B) $26 $31 $35 $38 $39 $16 $18 $23 $28 $33 Customized Separate Accounts Specialized Funds Mar-21 Mar-22 Mar-23 Mar-24 Mar-25 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 Fee-Earning AUM growth continues and annual fee rates are stable CAGR: 14% Total Management Fee Revenues as a % of Average FEAUM *Numbers may not tie due to rounding Customized Separate Accounts: • New client wins • Client re-ups Specialized Funds: • Closed 6th secondary fund • Fundraising 9th credit-oriented fund, 6th direct equity fund, 2nd infrastructure fund, 3rd impact fund, and evergreen funds $49 $66 $42 $57 $72 Fee-Earning AUM Driving Revenues .59% .63% .65%.56%

6Hamilton Lane | Global Leader in the Private Markets Customized Separate Accounts Specialized Funds Advisory Services Diverse mix of existing and prospective clients seeking to further or establish relationships with Hamilton Lane • $1.8 billion year-over-year increase in FEAUM • +80% of our gross contributions during the last 12 months came from existing clients AUM AUM & AUA Drivers AUA Select funds in market: • Direct equity fund • Credit-oriented fund • Infrastructure fund • Impact fund • Evergreen funds • $4.5 billion year-over-year increase in FEAUM • Closings during Q4 FY25: ◦ Direct equity fund: $110M Typically larger clients with wide-ranging mandates which include technology-driven reporting, monitoring and analytics services and consulting services; opportunity set continues to be robust • $23.3 billion year-over-year increase in AUA

Financial Highlights

Consolidated Revenue

Strong growth across management and advisory fees

Management and Advisory Fees
YTD


Y-o-Y Change: 14%
USD in Millions
$452
$514
FY24
FY25

Long-Term Growth


CAGR: 16%
USD in Millions
$245
$514
FY20
FY25

- Recurring management and advisory fees represented an average of over 80% of total revenues over the past five fiscal years
- Y-o-Y increase of 14%

Incentive Fees
YTD


Y-o-Y Change: 95%
USD in Millions
$102
$199
FY24
FY25

Long-Term Growth


CAGR: 47%
USD in Millions
$29
$199
FY20
FY25

- Incentive fees derived from a highly diversified pool of assets and funds
- Unrealized carried interest of $1.3 billion as of 3/31/25 diversified across 3,000+ assets and over 110 funds
- Timing of realizations unpredictable

Total Revenues
YTD


Y-o-Y Change: 29%
USD in Millions
$554
$713
FY24
FY25

Long-Term Growth


CAGR: 21%
USD in Millions
$274
$713
FY20
FY25

- Total revenues increased by 29% Y-o-Y, driven by incentive fees

Hamilton Lane | Global Leader in the Private Markets 8

9Hamilton Lane | Global Leader in the Private Markets Period Ending V eh ic le s U S D in M illions Unrealized Carried Interest $1,022 $1,221 $1,260 90 100 113 Unrealized Carried Interest Vehicles in Unrealized Carry Position Mar-23 Mar-24 Mar-25 0 20 40 60 80 100 120 $0 $250 $500 $750 $1,000 $1,250 $1,500 Unrealized Carry by Age < 5 years 24% 5-8 years 53% 8-12 years 17% > 12 years 6% Unrealized Carried Interest

Consolidated Earnings

Stable long-term growth

Net Income Attributable to HLI

YTD



Y-o-Y Change: 54%
USD in Millions
$141
$217
FY24
FY25

Long-Term Growth



CAGR: 29%
USD in Millions
$61
$217
FY20
FY25

- $50M in net income attributable to HLI for the quarter

Adjusted EBITDA[1]

YTD



Y-o-Y Change: 34%
USD in Millions
$273
$366
FY24
FY25

Long-Term Growth



CAGR: 24%
USD in Millions
$127
$366
FY20
FY25

- Y-o-Y increase of 34% driven by growth in incentive fees and management and advisory fees

Fee Related Earnings[1]

YTD



Y-o-Y Change: 34%
USD in Millions
$207
$276
FY24
FY25

Long-Term Growth



CAGR: 20%
USD in Millions
$109
$276
FY20
FY25

- Y-o-Y growth of 34%
- Long-term double digit growth in Fee Related Earnings

[1]Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 20 and 21 of this presentation. Fee Related Earnings in prior periods have been recast. For more information, see pages 20 and 21 of this presentation.

Hamilton Lane | Global Leader in the Private Markets

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11Hamilton Lane | Global Leader in the Private Markets U S D in M ill io ns Investments $208 $374 $514 $588 $632 $761 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Mar-25 $0 $200 $400 $600 $800 • For March 31, 2025, the total investment balance consisted primarily of: ◦ ~$454M in investments in our funds ◦ ~$307M in technology related and other investments • Modest leverage • $290M of debt as of March 31, 2025 U S D in M ill io ns Leverage $214 $196 $290 Mar-23 Mar-24 Mar-25 $0 $100 $200 $300 $400 Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage...

Appendix

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2025	% Change	Year Ended March 31, 2024	Year Ended March 31, 2025	% Change
Management and advisory fees	$123,704	$127,838	3 %	$451,936	$513,864	14 %
Incentive fees	52,961	70,135	32 %	101,906	198,296	95 %
Consolidated variable interest entities related:						
Incentive fees	—	—	N/A	—	803	N/A
Total revenues	**176,665**	**197,973**	**12 %**	**553,842**	**712,963**	**29 %**
Compensation and benefits	64,266	79,088	23 %	204,004	274,497	35 %
General, administrative and other	28,495	34,074	20 %	103,403	120,929	17 %
Consolidated variable interest entities related:						
General, administrative and other	17	783	4,506 %	617	985	60 %
Total expenses	**92,778**	**113,945**	**23 %**	**308,024**	**396,411**	**29 %**
Equity in income of investees	14,822	3,643	(75) %	34,893	29,016	(17) %
Interest expense	(2,788)	(3,815)	37 %	(11,169)	(13,332)	19 %
Interest income	1,891	2,942	56 %	5,427	7,874	45 %
Non-operating (loss) gain	(1,526)	(3,271)	114 %	(2,515)	8,434	N/A
Consolidated variable interest entities related:						
Equity in income (loss) of investees	938	(623)	(166) %	1,598	1,613	1 %
Unrealized gain	—	5,294	N/A	3,034	11,915	293 %
Interest expense	—	—	N/A	(6)	—	N/A
Interest income	—	60	N/A	4,581	205	(96) %
Total other income (expense)	**13,337**	**4,230**	**(68)%**	**35,843**	**45,725**	**28 %**
Income before income taxes	**97,224**	**88,258**	**(9)%**	**281,661**	**362,277**	**29 %**
Income tax expense	20,399	14,954	(27) %	54,454	48,509	(11) %
Net income	**76,825**	**73,304**	**(5)%**	**227,207**	**313,768**	**38 %**
Less: Income attributable to non-controlling interests in general partnerships	363	(88)	(124) %	534	739	38 %
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	28,102	22,189	(21) %	80,835	92,843	15 %
Less: Income attributable to non-controlling interests in consolidated funds	—	704	N/A	4,980	2,769	(44) %
Net income attributable to Hamilton Lane Incorporated	**$48,360**	**$50,499**	**4 %**	**$140,858**	**$217,417**	**54 %**
Basic earnings per share of Class A common stock	$1.26	$1.24	(2) %	$3.72	$5.45	47 %
Diluted earnings per share of Class A Common stock	$1.26	$1.23	(2) %	$3.69	$5.41	47 %
Weighted-average shares of Class A common stock outstanding - basic	38,273,558	40,577,570		37,858,177	39,922,212	
Weighted-average shares of Class A common stock outstanding - diluted	38,418,650	41,008,195		53,902,467	40,307,818	

Hamilton Lane | Global Leader in the Private Markets

13

Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2024	2025	% Change	Year Ended March 31, 2024	2025	% Change
Adjusted EBITDA[1]						
Management and advisory fees	$123,704	$127,838	3 %	$451,936	$513,864	14 %
Revenue related to consolidated funds	—	—	N/A	394	—	(100) %
Fee related performance revenues	1,372	58,359	4,154 %	2,378	59,587	2,406 %
Total fee related revenues	125,076	186,197	49 %	454,708	573,451	26 %
Total expenses	92,778	113,945	23 %	308,024	396,411	29 %
Less:						
Incentive fee related compensation[2]	(24,505)	(5,593)	(77) %	(47,277)	(66,254)	40 %
Equity-based compensation	(2,906)	(11,726)	304 %	(12,133)	(31,407)	159 %
Consolidated fund related general, administrative and other expenses	—	(777)	N/A	(566)	(980)	73 %
Non-operating income related compensation	—	—	N/A	(59)	(784)	1,229 %
Management fee related expenses	65,367	95,849	47 %	247,989	296,986	20 %
Fee Related Earnings	**$59,709**	**$90,348**	**51 %**	**$206,719**	**$276,465**	**34 %**
Fee Related Earnings Margin	**48 %**	**49 %**		**45 %**	**48 %**	
Incentive fees	52,961	70,135	32 %	101,906	199,099	95 %
Incentive fees attributable to non-controlling interests	—	—	N/A	—	(29)	N/A
Incentive fee related compensation[2]	(24,505)	(5,593)	(77) %	(47,277)	(66,254)	40 %
Fee related performance revenues	(1,372)	(58,359)	4,154 %	(2,378)	(59,587)	2,406 %
Non-operating income related compensation	—	—	N/A	(59)	(784)	1,229 %
Interest income	1,891	2,942	56 %	5,427	7,874	45 %
Depreciation and amortization	2,411	2,218	(8) %	8,186	9,285	13 %
Adjusted EBITDA	**$91,095**	**$101,691**	**12 %**	**$272,524**	**$366,069**	**34 %**
Adjusted EBITDA Margin	**52 %**	**51 %**		**49 %**	**51 %**	
Non-GAAP earnings per share[1]						
Net income attributable to Hamilton Lane Incorporated	**$48,360**	**$50,499**	**4 %**	**$140,858**	**$217,417**	**54 %**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	28,102	22,189	(21) %	80,835	92,843	15 %
Income tax expense	20,399	14,954	(27) %	54,454	48,509	(11) %
Adjusted pre-tax net income	**96,861**	**87,642**	**(10)%**	**276,147**	**358,769**	**30 %**
Adjusted income taxes[3]	(22,306)	(21,584)	(3) %	(64,618)	(85,028)	32 %
Adjusted net income	**$74,555**	**$66,058**	**(11)%**	**$211,529**	**$273,741**	**29 %**
Adjusted shares outstanding	**53,994,746**	**54,396,753**		**53,902,467**	**54,324,142**	
Non-GAAP earnings per share	**$1.38**	**$1.21**	**(12)%**	**$3.92**	**$5.04**	**29 %**

[1] Adjusted EBITDA and Non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 20.
[2] Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
[3] Represents corporate income taxes at our estimated statutory tax rate of 23.4% and 23.7% for the years ended March 31, 2024 and 2025, respectively, applied to adjusted pre-tax net income. The 23.4% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.4%. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.

Hamilton Lane | Global Leader in the Private Markets

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15Hamilton Lane | Global Leader in the Private Markets Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2024 2025 % Change 2024 2025 % Change Management and advisory fees Specialized funds $76,039 $79,348 4% $261,012 $315,214 21 % Customized separate accounts 32,124 32,264 0% 128,826 134,400 4 % Advisory 5,838 5,486 (6) % 24,229 22,806 (6) % Reporting, monitoring, data and analytics 6,413 8,020 25% 24,711 29,244 18 % Distribution management 1,075 702 (35) % 5,054 2,619 (48) % Fund reimbursement revenue 2,215 2,018 (9) % 8,104 9,581 18 % Total management and advisory fees $123,704 $127,838 3% $451,936 $513,864 14 % Reporting and other: 8% Customized separate accounts: 26% Specialized funds: 61% Advisory: 5% Year Ended March 31, 2025 Management and Advisory Fees

Incentive Fees

(Dollars in thousands)	Three Months Ended March 31, 2024	2025	% Change	Year Ended March 31, 2024	2025	% Change
Incentive fees						
Direct equity funds	$3,943	$3,250	(18)%	$7,387	$14,949	102 %
Secondary funds	29,419	2,029	(93)%	41,464	46,601	12 %
Direct credit funds	3,147	1,688	(46)%	7,872	14,963	90 %
Evergreen funds	5,530	61,162	1,006 %	15,404	69,603	352 %
Other specialized funds	4,745	1,050	(78)%	17,861	36,779	106 %
Customized separate accounts	6,177	956	(85)%	11,918	16,204	36 %
Incentive fees	**$52,961**	**$70,135**	**32 %**	**$101,906**	**$199,099**	**95 %**

	As of March 31, 2024	December 31, 2024	March 31, 2025	YoY % Change	QoQ % Change
Allocated carried interest					
Secondary Fund II	$42	$14	$9	(79)%	(36)%
Secondary Fund III	450	206	189	(58)%	(8)%
Secondary Fund IV	112,008	69,701	68,613	(39)%	(2)%
Secondary Fund V	162,124	148,926	141,889	(12)%	(5)%
Secondary Fund VI	35,841	51,999	75,597	111 %	45 %
Co-investment Fund II	20,041	24,498	25,989	30 %	6 %
Co-investment Fund III	42,443	40,712	40,029	(6)%	(2)%
Co-investment Fund IV	150,097	144,554	152,905	2 %	6 %
Equity Opportunities Fund V	35,832	47,176	49,093	37 %	4 %
Evergreen funds	153,709	221,681	157,461	2 %	(29)%
Other specialized funds	133,127	120,299	122,945	(8)%	2 %
Customized separate accounts	375,774	422,950	425,558	13 %	1 %
Total allocated carried interest	**$1,221,488**	**$1,292,716**	**$1,260,277**	**3 %**	**(3)%**

Hamilton Lane | Global Leader in the Private Markets

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Assets Under Management

(Dollars in millions)	March 31, 2024	December 31, 2024	March 31, 2025	YoY % Change	QoQ % Change
Assets under management / advisement					
Assets under management	$124,406	$134,743	$138,295	11 %	3 %
Assets under advisement	796,173	821,236	819,473	3 %	(0) %
Total assets under management /advisement	**$920,579**	**$955,979**	**$957,768**	**4 %**	**0 %**
Fee-earning assets under management					
Customized separate accounts					
Balance, beginning of period	$36,924	$39,378	$39,783	8 %	1 %
Contributions	2,896	1,393	1,939	(33) %	39 %
Distributions	(2,478)	(1,142)	(2,244)	(9) %	96 %
Foreign exchange, market value and other	232	154	(135)	(158) %	(188) %
Balance, end of period	**$37,574**	**$39,783**	**$39,343**	**5 %**	**(1)%**
Specialized funds					
Balance, beginning of period	$26,175	$30,362	$31,211	19 %	3 %
Contributions	2,053	1,542	1,593	(22) %	3 %
Distributions	(261)	(730)	(427)	64 %	(42) %
Foreign exchange, market value and other	208	37	327	57 %	784 %
Balance, end of period	**$28,175**	**$31,211**	**$32,704**	**16 %**	**5 %**
Total					
Balance, beginning of period	$63,099	$69,740	$70,994	13 %	2 %
Contributions	4,949	2,935	3,532	(29) %	20 %
Distributions	(2,739)	(1,872)	(2,671)	(2) %	43 %
Foreign exchange, market value and other	440	191	192	(56) %	1 %
Balance, end of period	**$65,749**	**$70,994**	**$72,047**	**10 %**	**1 %**

Hamilton Lane | Global Leader in the Private Markets

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18Hamilton Lane | Global Leader in the Private Markets (Dollars in thousands) March 31, 2024 March 31, 2025 Assets Cash and cash equivalents $114,634 $229,161 Restricted cash 4,985 6,331 Fees receivable 108,291 181,411 Prepaid expenses 11,073 11,258 Due from related parties 8,150 16,217 Furniture, fixtures and equipment, net 33,013 37,586 Lease right-of-use assets, net 62,425 61,413 Investments 603,697 664,354 Deferred income taxes 261,887 308,525 Other assets 34,435 28,827 Assets of consolidated variable interest entities: Cash and cash equivalents — 48,112 Investments 28,575 96,700 Other assets 35 460 Total assets $1,271,200 $1,690,355 Liabilities and equity Accounts payable $4,505 $5,469 Accrued compensation and benefits 35,979 48,556 Accrued members' distributions 23,815 26,810 Accrued dividend 17,628 20,233 Debt 196,159 290,303 Payable to related parties pursuant to tax receivable agreement 201,422 240,648 Lease liabilities 79,033 78,017 Other liabilities (includes $13,071 and $12,190 at fair value) 36,700 55,502 Liabilities of consolidated variable interest entities: Other liabilities 1 922 Total liabilities 595,242 766,460 Total equity 675,958 923,895 Total liabilities and equity $1,271,200 $1,690,355 Condensed Consolidated Balance Sheets (Unaudited)

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)	Year Ended March 31, 2023	2024	2025
Operating activities			
Net income	$187,185	$227,207	$313,768
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation and amortization	7,443	8,186	9,285
Change in deferred income taxes	20,433	16,697	12,081
Change in payable to related parties pursuant to tax receivable agreement	(3,251)	318	2,122
Equity-based compensation	9,950	12,133	31,407
Equity in income of investees	(5,088)	(34,893)	(29,016)
Net realized (gain) loss on sale of investments	(12,230)	288	(654)
Fair value adjustment of other investments	(20,730)	333	(10,147)
Proceeds received from Partnerships	15,981	28,254	47,250
Non-cash lease expense	7,460	8,696	9,007
Gain on sale of intangible asset	2,771	—	—
Impairment of other investment	43,289	—	—
Other	(2,813)	706	1,211
Changes in operating assets and liabilities	(25,252)	(41,931)	(57,788)
Consolidated variable interest entities related	1,441	(105,142)	(27,706)
Net cash provided by operating activities	**$226,589**	**$120,852**	**$300,820**
Investing activities			
Purchase of furniture, fixtures and equipment	$(4,747)	$(11,073)	$(12,156)
Cash paid for acquisition of business	(1,500)	—	—
Purchase of convertible notes	(2,535)	(8,000)	(1,000)
Purchase of investments	(37,025)	(6,352)	(11,692)
Proceeds from sale of investments	13,478	1,343	6,948
Distributions received from investments	1,406	—	—
Proceeds from sale of intangible assets	—	3,305	2,078
Distributions received from Partnerships	14,438	14,147	22,696
Contributions to Partnerships	(84,557)	(57,722)	(58,408)
Consolidated variable interest entities related	278,954	(57,832)	(66,042)
Net cash provided by (used in) investing activities	**$177,912**	**$(122,184)**	**$(117,576)**
Financing activities			
Proceeds from offering	$43,686	$201,671	$248,403
Purchase of membership interests	(43,686)	(201,671)	(248,403)
Borrowings of debt, net of deferred financing costs	31,682	—	97,658
Repayments of long term debt	(4,496)	(2,500)	(3,750)
Draw-down of revolver	40,000	10,000	—
Repayment of revolver	(25,000)	(25,000)	—
Repurchase of Class B common stock	—	(2)	(2)
Repurchase of Class A shares for employee tax withholding	(2,325)	(3,507)	(5,468)
Proceeds received from issuance of shares under Employee Share Purchase Plan	1,937	2,253	2,797
Payments to related parties pursuant to the tax receivable agreement	(10,345)	(11,123)	(11,924)
Dividends paid	(72,409)	(65,406)	(75,997)
Members' distributions paid	(63,444)	(43,872)	(43,803)
Consolidated variable interest entities related	(259,746)	143,556	21,332
Net cash (used in) provided by financing activities	**$(364,146)**	**$4,399**	**$(19,157)**
Effect of exchange rate changes on cash and cash equivalents	—	—	(102)
Increase in cash and cash equivalents, restricted cash, and cash and cash equivalents held at consolidated variable interest entities	40,355	3,067	163,985
Cash and cash equivalents, restricted cash, and cash and cash equivalents held at consolidated variable interest entities at beginning of the year	76,197	116,552	119,619
Cash and cash equivalents, restricted cash, and cash and cash equivalents held at consolidated variable interest entities at end of the year	**$116,552**	**$119,619**	**$283,604**

Hamilton Lane | Global Leader in the Private Markets

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Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands except share and per share amounts)	Year Ended March 31,		Three Months Ended March 31,		Year Ended March 31,	
	2020	2025	2024	2025	2024	2025
Net income attributable to Hamilton Lane Incorporated	**$60,825**	**$217,417**	**$48,360**	**$50,499**	**$140,858**	**$217,417**
Income attributable to non-controlling interests in general partnerships	85	739	363	(88)	534	739
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	65,866	92,843	28,102	22,189	80,835	92,843
Income attributable to non-controlling interests in consolidated funds	—	2,769	—	704	4,980	2,769
Incentive fees	(29,128)	(199,099)	(52,961)	(70,135)	(101,906)	(199,099)
Incentive fee related compensation[1]	12,638	66,254	24,505	5,593	47,277	66,254
Fee related performance revenues	2,188	59,587	1,372	58,359	2,378	59,587
Equity-based compensation	7,183	31,407	2,906	11,726	12,133	31,407
Consolidated fund related general, administrative and other expenses	—	980	—	777	566	980
Revenue related to consolidated funds	—	—	—	—	394	—
Non-operating income related compensation	—	784	—	—	59	784
Interest income	(709)	(8,079)	(1,891)	(3,002)	(10,008)	(8,079)
Interest expense	2,816	13,332	2,788	3,815	11,175	13,332
Income tax expense	13,968	48,509	20,399	14,954	54,454	48,509
Equity in income of investees	(20,250)	(30,629)	(15,760)	(3,020)	(36,491)	(30,629)
Non-operating (gain) loss	(6,172)	(20,349)	1,526	(2,023)	(519)	(20,349)
Fee Related Earnings[2]	**$109,310**	**$276,465**	**$59,709**	**$90,348**	**$206,719**	**$276,465**
Depreciation and amortization	3,291	9,285	2,411	2,218	8,186	9,285
Incentive fees	29,128	199,099	52,961	70,135	101,906	199,099
Incentive fees attributable to non-controlling interests	(320)	(29)	—	—	—	(29)
Incentive fee related compensation[1]	(12,638)	(66,254)	(24,505)	(5,593)	(47,277)	(66,254)
Fee related performance revenues	(2,188)	(59,587)	(1,372)	(58,359)	(2,378)	(59,587)
Non-operating income related compensation	—	(784)	—	—	(59)	(784)
Interest income	709	7,874	1,891	2,942	5,427	7,874
Adjusted EBITDA	**$127,292**	**$366,069**	**$91,095**	**$101,691**	**$272,524**	**$366,069**
Non-GAAP earnings per share reconciliation						
Net income attributable to Hamilton Lane Incorporated			**$48,360**	**$50,499**	**$140,858**	**$217,417**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.			28,102	22,189	80,835	92,843
Income tax expense			20,399	14,954	54,454	48,509
Adjusted pre-tax net income			**96,861**	**87,642**	**276,147**	**358,769**
Adjusted income taxes[3]			(22,306)	(21,584)	(64,618)	(85,028)
Adjusted net income			**$74,555**	**$66,058**	**$211,529**	**$273,741**
Weighted-average shares of Class A common stock outstanding - diluted			53,994,746	41,008,195	53,902,467	40,307,818
Exchange of Class B and Class C units in HLA			—	13,388,558	—	14,016,324
Adjusted shares outstanding			**53,994,746**	**54,396,753**	**53,902,467**	**54,324,142**
Non-GAAP earnings per share			**$1.38**	**$1.21**	**$3.92**	**$5.04**

1 Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
2 Beginning in the fourth quarter of fiscal 2025, the Company modified its definition of fee related earnings to exclude equity-based compensation and include fee related performance revenues. Prior period amounts have been recast to reflect this updated presentation. For more information, see page 21 of this presentation.
3 Represents corporate income taxes at our estimated statutory tax rate of 23.4% and 23.7% for the years ended March 31, 2024 and 2025, respectively, applied to adjusted pre-tax net income. The 23.4% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.4%. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.

Hamilton Lane | Global Leader in the Private Markets

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21Hamilton Lane | Global Leader in the Private Markets Adjusted EBITDA is an internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) non- operating (loss) gain and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings ("FRE") is used to highlight earnings from revenues that are measured and received on a recurring basis. FRE represents net income excluding (a) incentive fees, net of fee related performance revenues, and related compensation, (b) equity-based compensation, (c) interest income and expense, (d) income tax expense, (e) equity in income of investees, (f) non-operating gain (loss) and (g) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Fee related performance revenues ("FRPR") are incentive fees expected to be measured and received from certain of our funds on a recurring basis and are not dependent on realization events of the fund’s underlying investments. We believe FRPR is useful to investors because it provides additional insight into our recurring revenues. Beginning in the fourth quarter of fiscal 2025, the Company modified its definition of FRE to exclude equity-based compensation and include fee related performance revenues. Equity-based compensation is non-cash compensation provided to retain employees and align employee and shareholder interests. It is not directly correlated with our operating results. Fee related performance revenues are expected to be received on a recurring basis depending upon performance of certain funds that pay incentive fees on a high-water mark basis. We believe that reporting non-GAAP results inclusive of these changes provides a supplemental view of our ongoing performance that is useful and relevant to our investors. As a result of the change, prior period amounts have been recast to reflect the updated presentation. Non-GAAP earnings per share ("EPS") measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP EPS is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate and excludes any impact of changes in carrying amount of our redeemable non-controlling interests ("NCI"). Adjusted shares outstanding for the years ended March 31, 2024 and 2023 are equal to weighted-average shares of Class A common stock outstanding - diluted. We believe adjusted net income and non-GAAP EPS are useful to investors because they enable them to better evaluate total and per-share operating performance across reporting periods. Our assets under management ("AUM"), as presented in these materials, comprise the assets associated with our customized separate accounts and specialized funds. AUM does not include the assets associated with our distribution management services. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value ("NAV") of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments; and (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees that are generally derived from applying a certain percentage to the appropriate fee base. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital or NAV of our customized separate accounts and specialized funds depending on the fee terms. The vast majority of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated ("HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA. Terms

22Hamilton Lane | Global Leader in the Private Markets Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, competition in our industry, changes in our regulatory environment and tax status; difficult or volatile market conditions; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our exposure and that of our clients and investors to the credit risks of financial institutions at which we and they hold accounts; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with introducing new types of investment structures, products or services or entering into strategic partnerships; our ability to manage redemption or repurchase rights in certain of our funds; our ability to manage, identify and anticipate risks we face; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in our subsequent reports filed from time to time with the Securities and Exchange Commission, including our upcoming Annual Report on Form 10-K for fiscal 2025. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of May 29, 2025 Disclosures